UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 13, 2017

AEHR TEST SYSTEMS

(Exact name of registrant as specified in its charter)

California	000-22893	94-2424084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 KATO TERRACE FREMONT, CA 94539
(Address of principal executive offices, including zip code)

510-623-9400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 13, 2017, Aehr Test Systems (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Craig-Hallum Capital Group LLC (the “Underwriter”) relating to the public offering (the “Offering”) of 3,846,154 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), at a price to the public of $3.90 per share. Under the terms of the Underwriting Agreement, the Company also granted the Underwriter a 30-day option to purchase up to an additional 576,923 shares of Common Stock to cover over-allotments, if any. The Underwriter notified the Company of the exercise in full of their option to purchase the additional shares on April 13, 2017, and the Offering, including the sale of shares of Common Stock subject to the Underwriter’s over-allotment option, closed on April 19, 2017.  The net proceeds to the Company from the Offering, after deducting the underwriting discount and estimated offering expenses payable by the Company, are expected to be approximately $15.8 million.

The shares of Common Stock were being offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. File No. 333-216792), which was declared effective by the Securities and Exchange Commission on March 24, 2017, as supplemented by a preliminary prospectus supplement, dated April 10, 2017, and a final prospectus supplement, dated April 13, 2017, each filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriter against certain liabilities.

The Underwriting Agreement has been filed with this report to provide information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Pursuant to the Underwriting Agreement, directors and executive officers of the Company entered into agreements in substantially the form included as an exhibit to the Underwriting Agreement providing for a 90-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions.

The foregoing is only a brief description of the material terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events

In connection with the Offering, the legal opinion as to the legality of the Common Stock sold is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of April 13, 2017, by and between Aehr Test Systems and Craig-Hallum Capital Group LLC.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
23.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1 hereto)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEHR TEST SYSTEMS

By:	/s/ KENNETH B. SPINK
Kenneth B. Spink Vice President of Finance and Chief Financial Officer

Date:  April 19, 2017

3

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of April 13, 2017, by and between Aehr Test Systems and Craig-Hallum Capital Group LLC.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
23.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1 hereto)

4